                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 4

                                     TO THE

                                NOBLE CORPORATION
                     1992 NONQUALIFIED STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

            WHEREAS, Noble Corporation, a Cayman Islands exempted company limited by shares (the "Corporation"), has previously assumed the Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Plan");

            WHEREAS, pursuant to Section 5.01 of the 1992 Plan, the Board of Directors has the right under the conditions specified therein to amend the 1992 Plan without obtaining the prior approval of the members of the Corporation; and

            WHEREAS, the Board of Directors of the Corporation has determined that certain amendments to the 1992 Plan are appropriate and in the best interests of the Corporation and its members;

            NOW THEREFORE, the Corporation does hereby amend the 1992 Plan, effective from and after the date hereof, as follows:

      1. Section 1.01 of the 1992 Plan is hereby amended by adding a new paragraph "(o)" thereto, such paragraph to read in its entirety as follows:

      "(o) "Immediate Family Members" means the spouse, former spouse, children (including stepchildren) or grandchildren of an individual."

      2. Section 3.02(f) of the 1992 Plan is hereby deleted in its entirety and the following is substituted therefor:

            "(f) Transferability. No Option shall be transferable, other than by will or the laws of descent and distribution, or the rules thereunder, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and may be exercised during the life of the Optionee only by the Optionee, except as otherwise provided herein below. Notwithstanding the foregoing, all or a portion of the Options granted to an Optionee may be transferred by such Optionee (i) by gift to the Immediate Family Members of such Optionee, partnerships whose only partners are such Optionee or the Immediate Family Members of such Optionee, limited liability companies whose only shareholders or members are such Optionee or the Immediate Family Members of such Optionee, and trusts established solely for the benefit of such Optionee or the Immediate Family Members of such Optionee, or (ii) to any other persons or entities in the discretion of the Board; provided, that subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section (by will or the laws of descent and distribution). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of the Plan and any stock option agreement under the Plan, the term "Optionee" shall be deemed to refer to the transferee. The events of any termination of association set forth in Section 3.02(e) of the Plan and in the stock option agreement shall continue to be applied with respect to the original Optionee, following which the transferred Options shall be exercisable by the transferee only to the extent, and for the periods, specified in
      Section 3.02(e) of the Plan and in the stock option agreement."

      3. This Amendment No. 4 shall amend only those provisions of the 1992 Plan set forth herein, and those sections, subsections, phrases or words not expressly amended hereby shall remain in full force and effect.

            IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the 24th day of April, 2003.


                                        NOBLE CORPORATION


                                        By: /s/ JAMES C. DAY
                                            ----------------------
                                        Name:   James C. Day
                                        Title:  Chairman and Chief
                                                Executive Officer

  The following is a composite copy of the Noble Corporation 1992 Nonqualified Stock Option Plan For Non-Employee Directors as amended through April 24 2003
                               (Amendment No. 4).

                                NOBLE CORPORATION
                       1992 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                    RECITALS

      A. Effective as of December 17, 1992, the Board of Directors of the Company (as defined below) hereby adopts this 1992 Nonqualified Stock Option Plan for Non-Employee Directors.

      B. It is the purpose of the Plan (as defined below) to promote the interests of the Company and its members by attracting, retaining and stimulating the performance of qualified directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in it continued success and progress.

                                    ARTICLE I

                                     GENERAL

      1.01 Definitions. As used herein the following terms shall have the following meanings:

      (a)   "Board" means the Board of Directors of the Company.

      (b)   "Code" means the Internal Revenue Code of 1986, as amended.

      (c) "Company" means Noble Corporation, a Cayman Islands exempted company limited by shares, and its successors.

      (d) "Director" means a member of the Board and does not include any person named as a director emeritus pursuant to the articles of association of the Company.

      (e) "Effective Date" means December 17, 1992, the date of adoption of the Plan by the Board, subject to stockholder approval.

      (f) "Employee" means any employee of the Company or any parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

      (g) "Fair Market Value" means (1) the average of the closing sales prices of the Ordinary Shares for the 10 business days immediately preceding the date in question, as reported of the NASDAQ National Market (if the Ordinary Shares are not listed for trading on a national securities exchange) or as reported on a national securities exchange (if the Ordinary Shares are listed for trading on such exchange), or (2) if the Ordinary Shares are not listed for trading on a national securities exchange or is not listed as a national market security of NASDAQ or any similar system then in use, then the average of the mean between the bid and asked prices of the Ordinary Shares for the 10 business days immediately preceding the date in question, as reported by the National Association of Securities Dealers, Inc.

      (h) "Grant Date" shall have the meaning assigned to such term in Section 3.02(a) hereof.

      (i) "Non-Employee Director" shall mean an individual who (1) is now, or hereafter becomes, a Director by virtue of an election (a) by the members of the Company, or (b) to the extent permitted under applicable law and the articles of association of the Company, by the Board for the purpose of filling a vacancy on the Board resulting from the death, disability, resignation, removal or retirement of a Director or from an increase in the number of persons constituting the entire Board, (2) is neither an Employee nor an officer of the Company (i.e., an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the articles of association of the Company to serve as such) and (3) has not elected to decline to participate in the Plan with respect to a particular Option pursuant to Section 3.01 hereof.

      (j) "Option" means any option to purchase Ordinary Shares granted pursuant to the Plan.

      (k) "Optionee" means a Non-Employee Director who has been granted an Option.

      (l)   "Option Period" shall have the meaning assigned to such term in
            Section 3.02(d) hereof.

      (m) "Ordinary Shares" means the Ordinary Shares, par value US$0.10 per share, of the Company.

      (n) "Plan" shall mean this 1992 Nonqualified Stock Option Plan for Non-Employee Directors, as it may be amended from time to time.

      (o) "Immediate Family Members" means the spouse, former spouse, children (including stepchildren) or grandchildren of an individual.

      1.02 Options. The Options shall be options that are not qualified as "incentive stock options" under Section 422 of the Code.

                                   ARTICLE II

                                 ADMINISTRATION

      The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the Non-Employee Directors who will receive Options or to set the number of shares to be covered by each Option. The Board shall have no authority, discretion or power to set the exercise price or the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions hereof, including Section 5.01.

      Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board relating to the Plan shall be final and binding upon the Company, the Non-Employee Directors, the Optionees and all other persons. No member of the Board shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.

                                   ARTICLE III

                                GRANT OF OPTIONS

      3.01 Participation. Each Non-Employee Director shall be granted Options on the terms and conditions herein described. A Director otherwise eligible to participate in the Plan may elect to decline to accept any Option by giving notice thereof to the Company or by refusing to execute a stock option agreement relating to such Option.

      3.02 Stock Option Agreements. Each Option shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the Non-Employee Director to whom the Option is granted. Each such agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board considers appropriate in each case:

            (a) Option Grant Date. On the next business day after each annual general meeting of members of the Company occurring after the Effective Date, Options shall be granted automatically to each person who is a Non-Employee Director on such date. The date of grant of an Option as set forth herein shall be referred to hereinafter as the "Grant Date" of such Option.

            (b) Number. Each Non-Employee Director shall automatically be granted an Option to purchase 10,000 Ordinary Shares on the first Grant Date occurring after such person begins serving. Thereafter, each Non-Employee Director serving on a Grant Date shall automatically be granted, as of such date, an Option to purchase 7,500 Ordinary Shares. If on the Grant Date of any Option fewer Ordinary Shares remain available for grant under the Plan than are necessary to permit the grant of Options in accordance with the provisions of this

Section 3.02, then (i) first, an Option covering an equal number of whole Ordinary Shares, up to 10,000 shares, shall be granted on such date to each Non-Employee Director who has not previously been granted an Option and (ii) thereafter, Options shall be granted to the remaining Non-Employee Directors then serving covering an equal number of whole Ordinary Shares and all such Options shall cover, in the aggregate, all remaining Ordinary Shares then available for grant under the Plan.

            (c) Price. The exercise price under each Option shall be the Fair Market Value per Ordinary Share on the Grant Date.

            (d) Option Period. Each Option shall be exercisable from time to time over a period (i) commencing upon the earlier of (A) the date that is one year following the Grant Date of such Option and (B) the day immediately prior to the date of the next annual general meeting of members occurring following such Grant Date, provided that the date of such annual general meeting of members is at least 355 days after such Grant Date, and (ii) ending upon the expiration of ten years from the Grant Date (the "Option Period"), unless terminated sooner pursuant to the provisions described in Section 3.02(e) below.

            (e) Termination of Services, Death, Etc. Each stock option agreement shall provide as follows with respect to the exercise of the Option evidenced thereby in the event that the Optionee ceases to be a Director for the reasons described in this Section 3.02(e):

                  (i) If the Optionee ceases to be a Director on account of such
            Optionee's (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date the Optionee ceases to be a Director;

                  (ii) If the Optionee shall die during the Option Period while a Director (or during the additional five-year period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Optionee was entitled to exercise it at the date of the Optionee's death, within five years after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of such Optionee, or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance; or

                  (iii) If an Optionee ceases to be a Director for any reason
            (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Optionee was able to do so at the date of termination of the directorship, within five years after such termination (if otherwise within the Option Period), but not thereafter.

            (f) Transferability. No Option shall be transferable, other than by will or the laws of descent and distribution, or the rules thereunder, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and may be exercised during the life of the Optionee only by the Optionee, except as otherwise provided herein below. Notwithstanding the foregoing, all or a portion of the Options granted to an Optionee may be transferred by such Optionee (i) by gift to the Immediate Family Members of such Optionee, partnerships whose only partners are such Optionee or the Immediate Family Members of such Optionee, limited liability companies whose only shareholders or members are such Optionee or the Immediate Family Members of such Optionee, and trusts established solely for the benefit of such Optionee or the Immediate Family Members of such Optionee, or (ii) to any other persons or entities in the discretion of the Board; provided, that subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section (by will or the laws of descent and distribution). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of the Plan and any stock option agreement under the Plan, the term "Optionee" shall be deemed to refer to the transferee. The events of any termination of association set forth in Section 3.02(e) of the Plan and in the stock option agreement shall continue to be applied with respect to the original Optionee, following which the transferred Options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 3.02(e) of the Plan and in the stock option agreement.

            (g) Agreement to Continue in Service. Each Optionee shall agree to remain in the service of the Company, at the pleasure of the Company's members, for a continuous period extending at least through the earlier of (i) the date that is one year following the Grant Date of the Option and (ii) the day immediately prior to the date of the next annual meeting of members occurring following such Grant Date, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish; provided, that nothing in the Plan or in any stock option agreement evidencing an Option shall confer upon such Optionee any right to continue as a Director.

            (h) Exercise, Payments, Etc. Each stock option agreement between the Company and an Optionee shall provide that the method for exercising the Option evidenced thereby shall be by delivery to the President of the Company by United States registered or certified mail, postage prepaid, addressed to the Company, or by hand delivery, of written notice signed by the Optionee specifying the number Ordinary Shares with respect to which such Option is being exercised. Upon exercise of an Option, the purchase price for the Ordinary Shares purchased shall be paid in full by cash or check; provided, however, that at the request of an Optionee and to the extent permitted by applicable law, the Company shall approve reasonable arrangements with such Optionee and a brokerage firm under which such Optionee may exercise an Option by properly delivering notice of exercise, together with such other documents as the Company shall require, and the Company shall, upon payment in full by cash or check of the purchase price and any other amounts due in respect of such exercise, deliver to such Optionee's brokerage firm one or more certificates representing Ordinary Shares issued in respect of such exercise.

            Any notice given hereunder shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated, or, in the case of hand delivery, on the date of delivery to the

President of the Company. The proceeds of any sale of Ordinary Shares covered by Options shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

                                   ARTICLE IV

                           AUTHORIZED ORDINARY SHARES

      4.01 Ordinary Shares. The total number of Ordinary Shares as to which Options may be granted shall be 650,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 4.02 hereof. If any outstanding Option shall expire or be terminated for any reason before the end of the Option Period, the Ordinary Shares allocable to the unexercised portion of such Option shall again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Ordinary Shares at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligations under the Plan.

      4.02 Adjustments Upon Changes in Ordinary Shares. In the event the Company shall effect a split of the Ordinary Shares or dividend payable in Ordinary Shares, or in the event the outstanding Ordinary Shares shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the Ordinary Shares in respect of which any Option has been granted, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

      In the event of a reclassification of the Ordinary Shares not covered by the foregoing, or in the event of a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted. The provisions of this Section 4.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

                                    ARTICLE V

                               GENERAL PROVISIONS

      5.01 Amendment, Suspension or Termination of Plan. Subject to the limitations set forth in this Section 5.01, the Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted or (b) be made without the approval of the members of the Company where such change would (i) materially increase the total number of Ordinary Shares which may be issued under the Plan (other than as provided in Section 4.02 hereof), (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants under the Plan or (iv) have the effect of providing for the grant of options to purchase Ordinary Shares at less than the fair market value per share thereof on the applicable Grant Date. Notwithstanding any other provision of this Section 5.01, the provisions of the Plan governing (A) the number of Ordinary Shares covered by each Option, (B) the exercise price per Ordinary Share under each Option, (C) when and under what circumstances each Option will be granted and (D) the period within which each Option may be exercised, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder, and the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

      5.02 Effectiveness. This Plan shall become effective as of the Effective Date, subject to and upon the receipt of stockholder approval by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware.

      5.03 Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

      5.04 Gender. Words of any gender used in the Plan shall be construed to include any other gender.